UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 11, 2012

Independence Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-160093	26-4567130
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cira Centre 2929 Arch St., 17th Floor Philadelphia, PA		19104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 243-9000

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Items 2.01, 2.03 and 3.02 of this Current Report is incorporated herein by reference. The summaries in this Current Report on Form 8-K of any of the documents referenced in Item 9.01(d) below and filed as exhibits hereto do not purport to be complete and are qualified in their entirety by reference to the full text of such document. All of the exhibits hereto have been filed solely to provide information regarding their respective terms. Such exhibits may contain representations and warranties that the parties thereto made solely for the benefit of the other parties. In addition, such representations and warranties (i) may have been qualified by confidential disclosures made to the other party in connection with such document, (ii) may be subject to a materiality standard which may differ from what may be viewed as material by investors, (iii) were made only as of the date of such documents or such other date as is specified therein and (iv) may have been included in such documents for the purpose of allocating risk between or among the parties thereto rather than establishing matters as facts.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01, 2.03 and 3.02 of this Current Report is incorporated herein by reference.

On October 11, 2012 (the “Closing Date”), Independence Realty Trust, Inc. (the “Company”) acquired a fee simple interest in a 192-unit multifamily residential community located in Indianapolis, Indiana, known as Runaway Bay Apartments (the “Property”). The Company acquired the Property through IRT Runaway Bay Apartments, LLC (“IRT Runaway Bay”), a wholly owned subsidiary of the Company’s operating partnership, Independence Realty Operating Partnership, LP (the “Operating Partnership”), from an unaffiliated third party, 2030 Runaway Bay Drive Holdings, LLC. IRT Runaway Bay acquired the Property for an aggregate purchase price of $15,750,000, exclusive of closing costs. IRT Runaway Bay paid the purchase price for the Property with a combination of a $10,237,500 first mortgage loan (the “Mortgage Loan”), which was originated by Walker & Dunlop, LLC (the “Lender”) and assigned to the Federal National Mortgage Association (“Fannie Mae”), and $5,512,500 in cash, which included the proceeds of the sale of the Operating Partnership’s Series B Preferred Units (defined below) to a subsidiary of the Company’s sponsor, RAIT Financial Trust (the “Sponsor”), as described in Item 3.02 below.

The Property is a 192 unit, garden style apartment community constructed in 2002 and consists of 15 two-story buildings and one clubhouse/leasing office on 18.6 acres. The apartments consist of a mix of one, two and three-bedroom units. Unit amenities include full-size washer and dryer connections, walk-in closets and private patios/balconies. Property amenities include a resort-style swimming pool with a spa, 24-hour fitness facility, a clubhouse and a common area laundry facility.

On the Closing Date, IRT Runaway Bay and Jupiter Communities, LLC (“Jupiter”), the Company’s affiliate, entered into a property management agreement pursuant to which Jupiter will manage the Property pursuant to the same terms applicable to Jupiter’s management of the Company’s other multifamily properties.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Items 1.01, 2.01 and 3.02 of this Current Report is incorporated herein by reference.

The Mortgage Loan bears interest at a fixed rate of 3.59% per annum and matures on November 1, 2022, or any earlier date on which the unpaid principal balance of the Mortgage Loan becomes due and payable by acceleration or otherwise. The Lender may accelerate the loan upon the occurrence of an “event of default” (as defined in the loan agreement referenced below). If the Lender elects to accelerate payment upon an event of default, the entire unpaid principal balance of the loan, any accrued interest and any other indebtedness shall immediately become due and payable without any prior notice to IRT Runaway Bay. The Mortgage Loan is an interest-only loan for the first year of the loan term, after which it commences amortization of principal on a 30-year schedule thereafter. The Mortgage Loan is generally prepayable, subject to a prepayment premium based on the remaining amount of the loan and then-current interest rates through April 2022. The Mortgage Loan is secured by a first mortgage on the Property.

The Mortgage Loan is a “nonrecourse” loan, which means that if IRT Runaway Bay fails to make payments or perform its obligations under the Mortgage Loan and related documents (the “Loan Documents”), the Lender cannot seek to recover its losses from IRT Runaway Bay personally and is limited to enforcing its rights against the collateral for the Mortgage Loan, except as hereinafter set forth. IRT Runaway Bay is personally liable to the Lender for any loss or damage suffered by the Lender as a result of, among other events, (a) failure of IRT Runaway Bay to pay to the Lender upon demand after an event of default all rents and security deposits to which the Lender is entitled under the security instrument, (b) failure of IRT Runaway Bay to apply all insurance proceeds and condemnation proceeds as required by the security instrument, and (c) failure by IRT Runaway Bay to comply with the provisions of the security instrument regarding delivery of books, records, statements, schedules and reports. In addition, IRT Runaway Bay is personally liable to the Lender for the repayment of the Mortgage Loan in full upon the occurrence of certain defined events, including a transfer of the property not permitted under the Loan Documents, and certain defined material misrepresentations or omissions by IRT Runaway Bay in connection with the Mortgage Loan. IRT Runaway Bay will also be personally liable to the Lender with respect to IRT Runaway Bay’s indemnity obligations under the Loan Documents, including under an environmental indemnity agreement.

In connection with the Mortgage Loan, the Operating Partnership has guaranteed to the Lender full and prompt payment, when due, of all amounts for which IRT Runaway Bay is personally liable under the Mortgage Loan.

The following loan agreement and guaranty were entered into in connection with the Mortgage Loan and are attached hereto as Exhibits 10.1 and 10.2, respectively:

•	Multifamily Loan and Security Agreement, dated and effective as of October 11, 2012, by and between IRT Runaway Bay and the Lender.

•	Guaranty of Non-Recourse Obligations, dated as of October 11, 2012, by the Operating Partnership, as guarantor, to and for the benefit of the Lender.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Items 1.01, 2.01 and 2.03 of this Current Report is incorporated herein by reference.

On October 11, 2012, the Operating Partnership established 400 limited partnership units designated as the Series B preferred units (the “Series B Preferred Units”). The Series B preferred units rank junior to the Series A preferred units of the Operating Partnership and senior to the common units of the Operating Partnership with respect to distributions, liquidation and redemption rights. Holders of Series B Preferred Units (the “Holders”) are entitled to preferential cash distributions of 10% per annum of the $10,000 purchase price per unit. On October 11, 2012, the Operating Partnership issued and sold 350 Series B Preferred Units to RAIT NTR Holdings, LLC, a wholly owned subsidiary of the Sponsor, in exchange for $3,500,000 in cash. In order to reflect the establishment of the Series B Preferred Units and the issuance of 350 Series B Preferred Units to RAIT NTR Holdings, LLC, the Operating Partnership adopted the First Amendment to the Third Amended and Restated Agreement of Limited Partnership of the Operating Partnership attached hereto as Exhibit 4.1.

The Operating Partnership, at its option, may redeem the Series B Preferred Units, in whole or in part, at any time or from time to time for a redemption price equal to $10,000 plus all accrued and unpaid distributions thereon to and including the date fixed for redemption. Holders have the right, but not the obligation, to exchange all or a portion of their Series B Preferred Units for cash or, at the option of the Company as general partner of the Operating Partnership, for shares of the Company’s common stock. This right is exercisable on the earlier to occur of (i) the date that is one year after the issuance of the Holder’s Series B Preferred Units or (ii) the liquidation of the Operating Partnership or the sale of all or substantially all of the assets of the Operating Partnership, at an exchange price equal to the redemption price. Upon any exercise by a Holder of its exchange right, the Company may, on behalf of the Operating Partnership, in its sole and absolute discretion (subject to the limitations on ownership and transfer of the Company’s common stock set forth in the Company’s charter), elect to assume directly and satisfy such Holder’s exchange right by exchanging shares of the Company’s common stock with a defined aggregate value equivalent to the aggregate redemption price of the Series B Preferred Units being exchanged for such Series B Preferred Units.

The issuance of the Series B Preferred Units was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided by Section 4(2) thereof for transactions not involving a public offering.

Item 9.01 Financial Statements and Exhibits.

In accordance with Rule 3-14 and Article 11 of Regulation S-X, the Company hereby files the following financial statements and pro forma information relating to the acquisition of the Property.

(a) Financial Statements of Businesses Acquired.

Because it is impracticable to provide the required financial statements for the acquisition of Runaway Bay Apartments described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that the required financial statements will be filed as an amendment to this Current Report on Form 8-K no later than December 27, 2012, which date is within the period allowed to file such an amendment.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(d) Exhibits.

The exhibits filed as part of this Current Report on Form 8-K are identified in the Exhibit Index immediately following the signature page of this Current Report. Such Exhibit Index is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Realty Trust, Inc.

October 17, 2012	By:	/s/ JACK E. SALMON
Jack E. Salmon
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit	Description

4.1	First Amendment to the Third Amended and Restated Agreement of Limited Partnership of Independence Realty Operating Partnership, LP, dated October 11, 2012.

10.1	Multifamily Loan and Security Agreement effective as of October 11, 2012 between IRT Runaway Bay Apartments, LLC and Walker & Dunlop, LLC.

10.2	Guaranty of Non-Recourse Obligations dated as of October 11, 2012 by Independence Realty Operating Partnership, LP, as guarantor, to and for the benefit of Walker & Dunlop, LLC.